Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Amendment No. 3 to the Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, no par value, of Darden Restaurants, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  February 20, 2014

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
By: Starboard Value LP,
       its investment manager

STARBOARD VALUE AND OPPORTUNITY S LLC
By: Starboard Value LP,
       its manager

STARBOARD VALUE AND OPPORTUNITY C LP
By: Starboard Value R LP
       its general partner

STARBOARD VALUE R LP
By: Starboard Value R GP LLC,
       its general partner

STARBOARD LEADERS DELTA LLC
By: Starboard Value A LP,
      its managing member

STARBOARD LEADERS FUND LP
By: Starboard Value A LP
       its general partner

STARBOARD VALUE A LP
By: Starboard Value A GP LLC,
      its general partner

STARBOARD VALUE LP
By: Starboard Value GP LLC,
       its general partner

STARBOARD VALUE GP LLC
By: Starboard Principal Co LP,
       its member

STARBOARD PRINCIPAL CO LP
By: Starboard Principal Co GP LLC,
       its general partner

STARBOARD PRINCIPAL CO GP LLC

STARBOARD VALUE A GP LLC

STARBOARD VALUE R GP LLC

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

/s/ Jeffrey C. Smith
JEFFREY C. SMITH
Individually and as attorney-in-fact for Mark R. Mitchell and Peter A. Feld

/s/ Bradley D. Blum
BRADLEY D. BLUM